SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2002

EOP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13625 (Commission File Number)	36-4156801 (IRS Employer Identification Number)

2 North Riverside Plaza Suite 2100 Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code: (312) 466-3300

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

     On April 19, 2002, the Board of Trustees of Equity Office Properties Trust, the general partner of EOP Operating Limited Partnership, announced that it had accepted the resignation for personal reasons of Timothy H. Callahan, President and Chief Executive Officer of Equity Office. The Board of Trustees has appointed Samuel Zell, the Chairman of Equity Office, to assume the additional roles of President and Chief Executive Officer. Mr. Callahan will continue to consult with Mr. Zell through a transition period. Mr. Callahan has also resigned his position as a trustee of Equity Office.

     In addition, the Board of Trustees has appointed a transition committee comprised of three trustees: Mr. Zell; Sheli Z. Rosenberg, vice chair, Equity Group Investments, LLC; and John A. Foster, previously co-Chief Executive Officer, Spieker Properties, Inc., to oversee the search for a successor, which will begin immediately. Ms. Rosenberg will serve as chair of this committee.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOP OPERATING LIMITED PARTNERSHIP

By: Equity Office Properties Trust, its general partner

Date: April 22, 2002	By: /s/ Stanley M. Stevens Stanley M. Stevens Executive Vice President, Chief Legal Counsel and Secretary

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